UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2026

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 16, 2026, Fulcrum Therapeutics, Inc., a Delaware corporation (“Fulcrum”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Fulcrum, Fusion Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Fulcrum, (“Merger Sub I”), Fusion Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Fulcrum, (“Merger Sub II”), and Slate Medicines, Inc., a Delaware corporation (“Slate”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, among other things, Merger Sub I will merge with and into Slate, with Slate surviving the merger as the surviving corporation (the “First Merger”), and as part of the same overall transaction, Slate will merge with and into Merger Sub II, with Merger Sub II continuing as a wholly owned subsidiary of Fulcrum and the surviving entity of the merger (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each then-outstanding share of Slate’s common stock, par value $0.00001 per share (“Slate Common Stock”) will be converted into the right to receive a number of shares of Fulcrum’s common stock, par value $0.001 per share (“Fulcrum Common Stock”), based on a ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”), (b) each then-outstanding option to purchase Slate Common Stock will be assumed by Fulcrum, subject to adjustment as set forth in the Merger Agreement, and (c) each then-outstanding warrant to purchase Slate Common Stock will be assumed by Fulcrum, subject to adjustment as set forth in the Merger Agreement.

Under the Exchange Ratio formula in the Merger Agreement, upon the closing of the Merger (the “Closing”), on a pro forma basis and based upon the number of shares of Fulcrum Common Stock expected to be issued in connection with the Merger and the Concurrent Investment (as defined below), pre-Merger Slate stockholders (other than the Investors (as defined below)) are expected to own approximately 55.9% of the combined company on a fully-diluted basis, the Investors are expected to own approximately 39.1% of the combined company on a fully-diluted basis, and pre-Merger Fulcrum stockholders will own approximately 5.0% of the combined company on a fully-diluted basis (after giving effect to the Concurrent Investment and excluding any shares reserved for future grants under the 2026 Equity Incentive Plan and the 2026 ESPP, each as defined in the Merger Agreement). The percentage of the combined company that each party’s stockholders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of Fulcrum’s net cash at the Closing.

The Exchange Ratio assumes (i) a valuation for Fulcrum of $31.3 million, subject to adjustment based on the amount of net cash of Fulcrum at the Closing, and (ii) a valuation for Slate of $350.0 million, exclusive of any proceeds received in connection with the Concurrent Investment; and (iii) a $245.0 million Concurrent Investment. The Exchange Ratio is also based on the relative capitalization of each of Fulcrum and Slate, for which, for the purposes of calculating the Exchange Ratio, the shares of Fulcrum Common Stock underlying Fulcrum stock options outstanding immediately prior to the Effective Time with an exercise price per share of less than or equal to $7.00 (as adjusted as provided in the Merger Agreement) will be deemed outstanding, and all shares of Slate Common Stock underlying outstanding Slate stock options, warrants, and other derivative securities will be deemed outstanding.

The unexercised and outstanding Fulcrum stock options will accelerate in full as of immediately prior to the Effective Time. Each such stock option with an exercise price per share greater than $7.00 (prior to giving effect to the Cash Dividend and Nasdaq Reverse Stock Split (as defined in the Merger Agreement)) that is not exercised as of immediately prior to the Effective Time shall be cancelled at the Effective Time for no consideration. All Fulcrum stock options with an exercise price per share less than or equal to $7.00 (prior to giving effect to the Cash Dividend and Nasdaq Reverse Stock Split (as defined in the Merger Agreement)) will continue to be subject to the same terms and conditions after the Effective Time as were applicable to such stock option as of immediately prior to the Effective Time.

In addition, pursuant to the Merger Agreement, the vesting of each outstanding and unvested Fulcrum restricted stock unit award will be accelerated in full, effective as of immediately prior to the Effective Time, contingent on the occurrence of the Closing, and each holder thereof will receive shares of Fulcrum Common Stock in settlement of such awards immediately prior to the Effective Time.

In addition, in connection with the Closing, Fulcrum expects to declare a cash dividend to the pre-Merger Fulcrum stockholders of $270 million in the aggregate (the “Cash Dividend”), provided such amount is subject to adjustment as set forth in the Merger Agreement.

In connection with the Merger, Fulcrum will seek the approval of its stockholders to, among other things, (a) issue the shares of Fulcrum Common Stock issuable in connection with the Merger pursuant to the rules of The Nasdaq Stock Market LLC (“Nasdaq”), (b) adopt the 2026 Equity Incentive Plan and the 2026 ESPP (as each is defined in the Merger Agreement), and (c) amend its restated certificate of incorporation, as amended, to change Fulcrum’s name to “Slate Medicines, Inc.” and effect a reverse stock split of Fulcrum Common Stock, at a reverse stock split ratio to be mutually agreed to by Fulcrum and Slate (the “Fulcrum Voting Proposals”).

Each of Fulcrum and Slate has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) obtaining the requisite approval of their respective stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the Closing, (4) Fulcrum using commercially reasonable efforts to maintain the existing listing of the Fulcrum Common Stock on Nasdaq and cause the shares of Fulcrum Common Stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the Closing and (5) Fulcrum filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of Fulcrum Common Stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by Fulcrum stockholders of the Fulcrum Voting Proposals, (2) approval by the requisite Slate stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (3) the waiting period under the U.S. Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated, (4) Nasdaq’s approval of the listing of the shares of Fulcrum Common Stock to be issued in connection with the Merger, (5) the effectiveness of the Registration Statement, (6) the effectiveness of the Nasdaq Reverse Stock Split, (7) Fulcrum’s net cash at the Closing being no less than $0, and (8) an executed Purchase Agreement for the Concurrent Investment in full force and effect evidencing cash proceeds of approximately $245.0 million to be received by the combined company immediately prior to or following the Closing. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing.

The Merger Agreement contains certain termination rights of each of Fulcrum and Slate. Upon termination of the Merger Agreement under specified circumstances, Fulcrum may be required to pay Slate a termination fee of $10 million, and in certain other circumstances, Slate may be required to pay Fulcrum a termination fee of $15 million.

At the Effective Time, the board of directors of Fulcrum is expected to consist of five members, all of whom will be designated by Slate.

Support Agreements and Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, (i) certain stockholders of Slate (solely in their respective capacities as Slate stockholders) holding approximately 78.65% of the outstanding shares of Slate capital stock have entered into support agreements with Fulcrum and Slate to vote all of their shares of Slate capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (the “Slate Support Agreements”) and (ii) certain stockholders of Fulcrum holding approximately 1.0% of the outstanding shares of Fulcrum Common Stock have entered into support agreements with Fulcrum and Slate to vote all of their shares of Fulcrum Common Stock in favor of the Fulcrum Stockholder Proposals (the “Fulcrum Support Agreements,” and, together with the Slate Support Agreements, the “Support Agreements”).

Concurrently and in connection with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Slate have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of Fulcrum Common Stock for the 180-day period following the Closing.

The preceding summaries of the Merger Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Fulcrum Support Agreement, the form of Slate Support Agreement, and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Fulcrum or Slate or to modify or supplement any factual disclosures about Fulcrum in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Fulcrum, Slate, Merger Sub I and Merger Sub II made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Fulcrum, Slate or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Private Placement and Purchase Agreement

On August 16, 2026, Slate entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing Slate stockholders and new investors (the “Investors”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, Slate agreed to sell, and the Investors agreed to purchase, immediately prior to the consummation of the Merger, shares of Slate Common Stock (the “Securities”) for an aggregate purchase price of approximately $245 million (collectively, the “Concurrent Investment”). The consummation of the transactions contemplated by such agreements is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and in the Purchase Agreement. Shares of Slate Common Stock issued pursuant to this financing transaction will be converted into shares of Fulcrum Common Stock in accordance with the Exchange Ratio and the Merger Agreement.

The Concurrent Investment is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the Securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the Securities issued in this transaction.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Purchase Agreement, on August 16, 2026, Slate entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Slate agreed to cause to be prepared and filed by the combined company a resale registration statement with the SEC within 30 business days following the closing of the Concurrent Investment. Slate (and for periods of time after the Closing, the combined company) will use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within five business days of notification that the SEC will not review the registration statement (or within 60 calendar days if the SEC reviews the registration statement).

Slate also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to Slate’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares to be issued by Slate in the Concurrent Investment will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Securities or any other securities of Slate or Fulcrum.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2026, Fulcrum and Slate issued a joint press release announcing the execution of the Merger Agreement and the Purchase Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Fulcrum and Slate in connection with the Merger, including during the webcast described below.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication and the documents filed as exhibits hereto contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Fulcrum and Slate, including the conditions to, and timing of, closing of the proposed transaction, the Board of Directors and management of the combined company, the percentage ownership of the combined company (which is subject to adjustment based on the amount of Fulcrum’s net cash as of the closing of the proposed transaction), the potential of Fulcrum stockholders to receive cash distributions (including the amount thereof), the parties’ ability to consummate the proposed transaction and Slate private placement financing, including the intended use of net proceeds from the Slate private placement financing and the expected timing of closing and completion of the private placement financing, the combined company’s expected cash runway and the sufficiency of the combined company’s cash to fund operations into 2029, the listing of the combined company’s shares on Nasdaq, the expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of Slate’s product candidates, including SLTE-1009, and anticipated milestones and timing, among others.

Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, risks with respect to: (i) the timely satisfaction of the conditions to the closing of the proposed transaction, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Fulcrum and Slate to consummate the proposed transaction; (iii) the ability of Fulcrum and Slate to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Fulcrum, Slate or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Fulcrum’s and/or Slate’s respective businesses; (vii) the ability of Slate to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Fulcrum’s or Slate’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Fulcrum’s or Slate’s ability to pursue certain business opportunities or strategic transactions; (xi) the combined company’s need for additional funding, which may not be available on favorable terms or at all; (xii) potential failure to identify additional product candidates and develop or commercialize marketable products; (xiii) the early stage of the combined company’s development efforts; (xiv) potential unforeseen events during clinical trials could cause delays or other adverse consequences; (xv) risks relating to the regulatory approval process; (xvi) interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; (xvii) the combined company’s product candidates may cause serious adverse side effects; (xviii) inability to maintain existing or future collaborations, or the failure of these collaborations; (xix) the combined company’s reliance on third parties, including for the manufacture of materials for research programs, preclinical and clinical studies; (xx) failure to obtain U.S. or international marketing approval; (xxi) ongoing regulatory obligations; effects of significant competition; (xxii) unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; (xxiii) product liability lawsuits; (xxiv) securities class action litigation; (xxv) the impact of general economic conditions on their respective business and operations, including the combined company’s preclinical studies and clinical trials; (xxvi) the possibility of system failures or security breaches; risks relating to intellectual property; (xxvii) significant costs incurred as a result of operating as a public company; (xxviii) the risk that, as a result of adjustments to the exchange ratio, Fulcrum stockholders and Slate stockholders could own less of the combined company than is currently anticipated, including as a result of the determination of Fulcrum’s net cash; (xxix) risks related to the market price of Fulcrum’s common stock relative to the value implied by the exchange ratio; (xxx) the risk that the concurrent private placement financing is not consummated; and (xxxi) such other factors as are set forth in Fulcrum’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Fulcrum’s Quarterly Report on Form 10-Q for the period ended June 30, 2026. Fulcrum and Slate can give no assurance that any or all of the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Fulcrum and Slate undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication and the information contained herein is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed merger or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS COMMUNICATION IS TRUTHFUL OR COMPLETE.

Additional Information and Where to Find It

This communication is not a substitute for the registration statement or for any other document that Fulcrum may file with the SEC in connection with the proposed merger. In connection with the proposed merger between Fulcrum and Slate, Fulcrum intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus of Fulcrum. FULCRUM URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FULCRUM, SLATE, THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Fulcrum with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger. In addition, investors and stockholders should note that Fulcrum communicates with investors and the public using its website (ir.fulcrumtx.com).

Participants in the Solicitation

Fulcrum, Slate and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed merger. Information about Fulcrum’s directors and executive officers, including a description of their interests in Fulcrum, is included in Fulcrum’s definitive proxy statement on Schedule 14A for its 2026 Annual Meeting of Stockholders as filed with the SEC, and in filings by such individuals on Form 4. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 16, 2026, by and among Fulcrum Therapeutics, Inc., Fusion Merger Sub I, Inc., Fusion Merger Sub II, LLC and Slate Medicines, Inc.

10.1	Form of Fulcrum Support Agreement

10.2	Form of Slate Support Agreement

10.3	Form of Lock-Up Agreement

10.4*	Form of Securities Purchase Agreement

10.5	Form of Registration Rights Agreement

99.1	Joint Press Release, issued on August 17, 2026

99.2	Investor Presentation, dated August 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: August 17, 2026	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir
Title: President and Chief Executive Officer